QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.30

November 30, 2016

VIA E-MAIL

Martha J. Demski
Chief Financial Officer
Ajinomoto Althea, Inc.
11040 Roselle Street
San Diego, CA 92121

RE: Extension of Commercial Fill/Finish Services Agreement

Dear Ms. Demski,

              As you know, Ajinomoto Althea, Inc. ("Althea") and Insmed Incorporated ("Insmed") are parties to the Commercial Fill/Finish Supply Agreement, dated January 1, 2015 (the "Agreement"). Per Section 7.1 of the Agreement, the Initial Term (as defined in the Agreement) of the Agreement expires December 31, 2017 and the parties may mutually agree to extend the Agreement for an additional two (2) year period at least one (1) year prior to the expiration. Insmed kindly requests that Althea acknowledge and agree to a two (2) year extension of the Agreement until December 31, 2019 by signing below.

              We appreciate all of the efforts made to date by Althea and look forward to continuing our relationship. Please contact me at 908-947-4309 with any questions.

Sincerely,
/s/ DON NOCIOLO Don Nociolo Vice President, Technical Operations

AGREED AND ACKNOWLEDGED:

AJINOMOTO ALTHEA, INC.

By:	/s/ MARTHA J. DEMSKI
	Name:	Martha J. Demski
	Title:	Sr. Vice President and CFO

10 Finderne Avenue, Building 10 | Bridgewater, NJ 08807 | Phone: 908-977-9900 | Fax: 908-526-4026
 www.insmed.com

QuickLinks

  Exhibit 10.30